Exhibit 99.1

FOR IMMEDIATE RELEASE

CORE LAB ANNOUNCES:

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REVISED Q1 2022 GUIDANCE
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CONSTRUCTIVE VIEW ON 2022 COMPANY OUTLOOK
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LAUNCH OF INDUSTRY CARBON CAPTURE AND SEQUESTRATION CONSORTIUM
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FIRST QUARTER 2022 EARNINGS WEBCAST AT 7:30 A.M. CDT / 2:30 P.M. CEST ON 28 APRIL 2022

AMSTERDAM (16 March 2022) - Core Laboratories N.V. (NYSE: "CLB US" and Euronext Amsterdam: "CLB NA") (“Core”, “Core Lab”, or the “Company”) is announcing revised guidance from continuing operations for the first quarter of 2022, as well as commencement of a joint-industry consortium project focused on carbon capture and sequestration (“CCS”).

REVISED Q1 2022 GUIDANCE

There have been two significant events impacting Core’s financial results since the Company provided its initial guidance for the first quarter of 2022 on 2 February 2022: (1) the outbreak of the Omicron variant of COVID-19 was much more significant than initially predicted; and (2) the geopolitical conflict between Russia and Ukraine.

With regards to the impact caused by the COVID-19 virus, disruptions reached an all-time high as the number of employees testing positive during the first quarter of 2022 has been five to six times higher than any previous period since the pandemic started. Approximately 15% of Core’s employees were impacted by either testing positive with COVID-19 or becoming subject to quarantine restrictions. This higher-than-expected surge in COVID-19 cases caused disruption to the Company’s operations and client-driven project delays, as well as government-imposed restrictions and lockdowns in multiple countries. Within Core Lab, these circumstances also resulted in significant employee overtime expense beyond levels initially projected for the first quarter of 2022. While both of Core’s business segments were affected, Reservoir Description was disproportionally impacted given its large headcount and global footprint. Fortunately, the majority of employee COVID-19 cases were mild and the number of new cases and associated quarantine effects have begun to decline in most regions outside of Europe and Asia Pacific.

The on-going geopolitical conflict between Russia and Ukraine is also adversely impacting both service revenue and product sales during the first quarter, affecting both business segments. As part of Core’s global laboratory network, the Company provides analytical services on crude oil, natural gas and derived products, including both reservoir condition analysis and ambient condition assay work. Reservoir Description has been more heavily impacted, as business disruptions arising from cyber-attacks against third party facilities began prior to direct military engagement. These cyber-attacks disrupted demand for

Exhibit 99.1

crude-oil assay work, particularly in Europe. With continuing direct military conflict in the region, disruptions in crude-oil assay work in Europe, Russia and Ukraine have persisted, as traditional supply chains associated with the movement of crude oil are realigning to new logistical patterns. Given that current global demand for crude oil and natural gas has not meaningfully diminished, Core Lab expects the supply lines to realign, and the Company’s associated laboratory services to resume in the near-term. However, Core Lab has suspended local Ukrainian operations to minimize risk to its employees. In addition, completion product sales delivered through Core’s Production Enhancement segment into Ukraine have also been suspended.

Core’s revised guidance for the first quarter of 2022 revenue ranges from $110,000,000 to $113,000,000. Despite the events described above, which adversely impacted the financial performance of the Company for the first quarter of 2022, the Company maintained its commitment to fully reinstate employee salaries on 1 January 2022, consequently increasing operating expenses from previous quarters. The Company is now projecting operating margins to be approximately 5% to 6%, and Earnings Per Share (“EPS”) to be between $0.05 to $0.08 for the first quarter of 2022. The Company’s 2022 outlook remains positive and projects a multi-year international cycle to unfold.

CARBON CAPTURE AND SEQUESTRATION CONSORTIUM

Core Lab is pleased to announce the launch of a joint-industry Carbon Capture and Sequestration Consortium to analyze technical risks and challenges associated with subsurface carbon sequestration. As the number of carbon capture and sequestration projects expands, Core is leveraging its expertise in subsurface evaluation. The CCS Consortium, in collaboration with Dr. Birol Dindoruk of the University of Houston, has been formed to support global energy transition and decarbonization efforts. The Company hosted a project initiation meeting at its Houston, Texas Advanced Technology Center on 23 February 2022. The meeting was attended by technical representatives from an international panel of inaugural member companies, including: Chevron U.S.A. Inc., EOG Resources, Inc., JX Nippon Oil & Gas Exploration Corporation, Repsol Exploración S.A., Shell Exploration and Production Co., and Talos Low Carbon Solutions LLC.

The CCS Consortium combines Core’s decades of unparalleled global success in providing multi-client, joint-industry studies, with industry-leading rock and fluids-based reservoir characterization and optimization technologies. Core Lab is well positioned to deliver practical solutions that enhance its clients’ ability to screen and evaluate prospective sites for subsurface CO2 sequestration, as well as improve Core’s clients' ability to develop and execute optimized operational strategies.

Leveraging Core Lab’s considerable global expertise in reservoir characterization, the CCS Consortium will enhance the CCS industry’s assessment of the technical risks and challenges associated with geological sequestration of CO2. The CCS Consortium will focus on topics and considerations relating to reservoir capacity, injectivity, and containment integrity, as well as rock-fluid and fluid-fluid compatibility, all of which will be evaluated through directed programs of measurement, study and research.

Core Lab will host its first quarter 2022 earnings call Thursday, 28 April 2022 at 7:30 a.m. CDT / 2:30 p.m. CEST to discuss financial and operational results. An earnings release will be issued after market close on 27 April 2022.

Exhibit 99.1

Core Laboratories N.V. is a leading provider of proprietary and patented reservoir description and production enhancement services and products used to optimize reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world.

This release, as well as other statements we made, includes forward-looking statements regarding the future revenue, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law. The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates, public health crisis, such as the COVID-19 pandemic, and any related actions taken by businesses and governments, and other factors as more fully described in the Company's most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance. The Company undertakes no obligation to publicly update any forward looking statement to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Visit the Company's website at www.corelab.com. Connect with Core Lab on Facebook, LinkedIn and YouTube.

For more information, contact:

Gwen Gresham - SVP Corporate Development and Investor Relations, +1 713 328 6210

investor.relations@corelab.com